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                                  EXHIBIT 23.1
                         CONSENT OF INDEPENDENT AUDITORS




    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13587) pertaining to the 1995 Stock Option and Incentive Plan, the 1995 Non-Qualified Stock Option Plan, and the 1994 Restricted Stock Plan of Ferrofluidics Corporation of our report dated August 20, 1999, with respect to the consolidated financial statements and schedule of Ferrofluidics Corporation included in its Annual Report (Form 10-K) for the year ended July 3, 1999.


                                                 /s/ Ernst & Young LLP
Manchester, New Hampshire
September 8, 1999